SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                         SCHEDULE 14A
                        (RULE 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                   SCHEDULE 14a INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934


     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:
     / /  Preliminary proxy statement
     / /  Definitive proxy statement
     /X/  Definitive additional materials
     / /  Soliciting material pursuant to Rule 14a-11(c) or Rule
          14a-12


                          OHIO EDISON
       (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          OHIO EDISON
          (NAME OF PERSON(S) FILING PROXY STATEMENT)

     Payment of filing fee (Check the appropriate box):
     / /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / /  Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.
          (1) Title of each class of securities to which transaction applies:______________________________
          (2) Aggregate number of securities to which transaction applies:______________________________
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_____________________________________________
          (4) Proposed maximum aggregate value of transaction:__

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1) Amount previously paid:___________________________
          (2) Form, schedule or registration statement no.:_____
          (3) Filing party:_____________________________________
          (4) Date filed:_______________________________________








(LOGO) OHIO EDISON                              76 South Main St.
       The Energy Makers                        Akron, Ohio 44308

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Nancy C. Brink
Secretary



                                 March 25, 1995


Dear Shareholder:

          We recently learned that a shareholder may have written you requesting that you substitute his name and an associate's for the proxies listed on the proxy cards that will be used for this year's annual meeting.

          Your Company does not support this request. And, we regret any confusion or inconvenience this shareholder's actions may have caused you.

          Your proxy materials were mailed to you on March 23.
After you review them, we hope that you will return your proxy to us in the normal fashion.

          For your information, your proxy statement indicated that your Board of Directors recommends that you vote for Item No. 1, the election of directors, and for Item No. 2, ratification of the appointment of auditors. Your Board strongly recommends that you vote against Item No. 3, which is contrary to the interests of the Company and our shareholders.

          As always, we hope you will be able to attend this year's meeting on April 27. Until then, if you have questions about this matter, please call our temporary, toll-free number, 1-800-530-6677.

          Thank you for your understanding and continued support.

                                 Sincerely,

                                  /s/ Nancy C. Brink
                                 ------------------------------
                                      Nancy C. Brink